SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2003

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.
CLIFFS COMMENTS ON BANKRUPTCY FILING BY ROUGE
SIGNATURE

ITEM 9.    Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on October 27, 2003 as follows:

CLIFFS COMMENTS ON BANKRUPTCY FILING BY ROUGE

     CLEVELAND, OH – October 27, 2003 – Cleveland-Cliffs Inc (NYSE:CLF) today commented on the bankruptcy filing by Rouge Industries, Inc.

     Rouge Industries, Inc. (Rouge), a significant pellet sales customer of Cliffs, filed for Chapter 11 bankruptcy protection on October 23, 2003, and announced that it had reached agreement on a non-binding letter of intent to sell substantially all of its assets to OAO Severstal, Russia’s second largest steel producer. Rouge also announced that, subject to Bankruptcy Court approval, it had secured a commitment for a $150 million debtor-in-possession credit facility, which will provide Rouge up to $35 million of incremental liquidity during the period required to complete the sale. Rouge indicated that it will continue to manufacture and ship steel products and provide uninterrupted service to its customers during the bankruptcy process.

     Cliffs sold 1.4 million tons of pellets to Rouge in 2002 and 2.1 million tons in 2003 through October 23rd. At the time of Rouge’s filing, Cliffs had no trade receivable exposure to Rouge; however, Cliffs has a $10 million secured loan to Rouge with a final maturity in 2007. As of September 30, 2003, the loan had a balance of $11.1 million including accrued interest. Cliffs’ sales contract with Rouge provides that the Company will be the sole supplier of pellets to Rouge through 2012, with minimum annual obligations through 2007. At this time, the long-term impact of the announced sale and bankruptcy filing on Cliffs’ sales contract with Rouge is unknown; however, it is anticipated that Cliffs will continue to sell pellets to Rouge in the near-term.

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     Cleveland-Cliffs is the largest supplier of iron ore pellets to the North American steel industry. The Company operates five iron ore mines located in Michigan, Minnesota and Eastern Canada. References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

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Actual results may differ materially from such statements for a variety of factors; such as: the expectations for pellet sales, mine operations and financial results in 2003 may differ significantly from actual results because of changes in demand for iron ore pellets by North American integrated steel producers due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron; changes in financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; problems with productivity, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, and employee benefit costs; and the effect of these various risks on the Company’s liquidity, compliance with restrictive covenants in debt agreements and financial position.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s most recent Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

	By: Name: Title:	/s/ Donald J. Gallagher Donald J. Gallagher Senior Vice President, Chief Financial Officer and Treasurer

Dated: October 28, 2003

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